Scientific Games Announces Completion of 2018 Notes Redemption

LAS VEGAS, March 17, 2017 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company") today announced that it has completed the redemption of all $250 million aggregate principal amount of its outstanding 8.125% senior subordinated notes due 2018 (the "2018 Notes") at a redemption price equal to 100% of the principal amount of the 2018 Notes, plus accrued and unpaid interest to but not including the redemption date.

The redemption was made pursuant to the terms set forth in a notice of redemption distributed by the trustee under the indenture governing the 2018 Notes on February 14, 2017.

Scientific Games used a portion of the net proceeds from its offering of $1.15 billion in aggregate principal amount of 7.000% senior secured notes due 2022, which closed on February 14, 2017, to redeem the 2018 Notes.

© 2017 Scientific Games Corporation. All Rights Reserved.

About Scientific Games
Scientific Games Corporation (NASDAQ:SGMS) is a leading developer of technology-based products and services and associated content for worldwide gaming, lottery and interactive markets. The Company's portfolio includes gaming machines, game content and systems; table games products and shufflers; instant and draw-based lottery games; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and interactive content and services. For more information, please visit ScientificGames.com.

COMPANY CONTACTS:
Investor Relations:
Scientific Games: Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Scientific Games: Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming licenses and environmental laws; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems and reliance on or failures in information technology and other systems; challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions; incurrence of restructuring costs; implementation of complex revenue recognition standards or other new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; changes in tax laws or tax rulings, or the examination of our tax positions; dependence on key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 3, 2017 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.